SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 Current Report

                         Pursuant to Section 13 or 15(d)

                     of the Securities Exchange Act of 1934

                        Date of Report: October 31, 2003

                     ADVANCED 3-D ULTRASOUND SERVICES, INC.
             (Exact name of registrant as specified in its charter)

       Florida                       0-25097                  65-078-3722
(State or other jurisdiction       (Commission               (IRS Employer
          Incorporation)            File Number)          Identification No.)


                 7732 North Mobley Drive, Odessa, Florida 33556
               (Address of principal executive offices) (Zip Code)

                                  813-926-8967
              (Registrant's telephone number, including area code)

                     Advanced 3-D Ultrasound Services, Inc.

              17521 Crawley Road, Odessa, FL 33556 (Former name or
                 former address, if changed since last report.)

Item 4.  Change In Independent Accountants

     On October 31, 2003, Advanced 3-D Ultrasound Services, Inc. (hereinafter, the "Registrant") engaged Ferlita, Walsh & Gonzalez, P.A., as its independent auditors for the year ending December 31, 2003 to replace the firm of B2d Semago, which was dismissed as its auditors effective October 31, 2003. The decision to change auditors was approved by the Registrant's Board of Directors.

     The reports of B2d Semago, on the financial statements of the Registrant for the years ended December 31, 2001 and December 31, 2002, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     There were no disagreements with B2d Semago, which disagreements, if not resolved to the satisfaction of B2d Semago, would have caused it to make reference to the subject matter of the disagreement in the report, on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures in connection with the audits of the Registrant's consolidated financial statements for the two-year period ended December 31, 2002, or with regard to the Company's most recent 10-QSB filed August 14, 2003.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                    ADVANCED 3-D ULTRASOUND
                                                    SERVICES, INC.
                                                    (Registrant)

                                                      /s/ GLEN OSTROWSKI
                                                    ---------------------------
                                                     GLEN OSTROWSKI, President
                                                     Dated: October 31, 2003